SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2008

Littlefield Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24805	74-2723809
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Lamar Boulevard

Austin, Texas 78705

(Address of principal executive office)

Issuer's telephone number: (512) 476-5141

Section 5 – Corporate Governance and Management

Item 5.02	Election of Director

On May 1, 2008, the Board of Directors of Littlefield Corporation unanimously expanded the number of Directors to six and elected Charles M. Gilman to the Board of Directors, to serve until the annual shareholders’ meeting scheduled for May 21, 2008, and nominated him for election to the Board for a full, one year term at the annual meeting.

Mr. Gilman is the manager of Value Fund Advisors, LLC (“VFA”). VFA serves as general manager of Boston Avenue Capital, LLC and Yorktown Avenue Capital, LLC, which entities collectively own 7,520,489 shares (45.2%)of Littlefield’s outstanding common stock. On March 17, 2008, VFA and its affiliates agreed to purchase 5,190,568 shares of Littlefield common stock (which shares are included within the 7,520,489 share total ownership). As part of the stock purchase agreement, VFA was granted the right to nominate for consideration by Littlefield’s nominating committee up to two qualified individuals for election to Littlefield’s board. Mr. Gilman was nominated for election to the Board at a special meeting of Directors pursuant to that agreement.

The March 17, 2008, stock purchase agreement with the VFA entities is more fully described in Littlefield’s Form 8-K dated March 17, 2008, which was filed with the SEC on March 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLEFIELD CORPORATION

Date: May 7, 2008	/s/ Jeffrey L. Minch
Jeffrey L. Minch, President and Chief Executive Officer